SCHEDULE FOR COMPUTATION OF
                          PERFORMANCE QUOTATIONS OF THE
                BAILARD, BIEHL & KAISER INTERNATIONAL EQUITY FUND


                              TOTAL RETURN FORMULA

                               n
                         P(1+T)  = ERV


Where:   P          =        a hypothetical initial payment of $1,000

                    T        =       average annual total return

                    n        =       number of years

                    ERV      =       ending  redeemable  value of a hypothetical
                                     $1,000 payment made at the beginning of the 1, 5 or 10 year periods at the end of each such period (or fractional portion thereof)



For the 1 year period ended September 30, 1995:

                    $1,000(1+T)1 = $1,021.13 or an annual compounded
                                     rate of 2.13%

For the 5 year period ended September 30, 1995:

                    $1,000(1+T)5 = $1,213.60 or an average annual compounded
                                     rate of 3.95%

For the 10 year period ended September 30, 1995:

                    $1,000(1+T)10 = $2,276.70 or an average annual compounded
                                     rate of 8.58%